EXHIBIT 4.3
                                                                     -----------

                                  FACE OF NOTE

     If the registered owner of this Note (as indicated below) is The Depository Trust Company, a New York corporation (the "Depositary"), or a nominee of the Depositary, this Note is a Global Security and the following legends apply:

     Unless this certificate is presented by an authorized representative of The Depositary to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.


Registered No.                                                CUSIP No.
2                                                             36239Y AB 8


Principal Amount
$100,000,000

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                          GABELLI ASSET MANAGEMENT INC.
                               5.50% SENIOR NOTES
                                DUE MAY 15, 2013

ORIGINAL ISSUE DATE:    May 15, 2003
INTEREST RATE:          5.50%
STATED MATURITY:        May 15, 2013

INTEREST PAYMENT DATES: May 15 and November 15



OTHER PROVISIONS:













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

     GABELLI ASSET MANAGEMENT INC., a New York corporation (the "Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) at the Stated Maturity specified above (except to the extent repaid prior to Stated Maturity), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment.

     As used herein, "Business Day" means, unless otherwise specified above, any day other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York. All terms used and not defined in this Note shall have the meanings assigned to them in the Indenture.

     Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

     The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above to, but excluding Stated Maturity (the date of each such Stated Maturity and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture, being referred to hereinafter as a "Maturity" with respect to principal payable on such date). The "Regular Record Date" with respect to any Interest Payment Date shall be the first calendar day (whether or not a Business
Day) of the month of such Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date specified above, to but excluding such Interest Payment Date or Maturity, as the case may be. If the Maturity or an Interest Payment Date for this Note falls on a day which is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no additional interest shall accrue on the amount so payable during the period from and after such Maturity or Interest Payment Date, as the case may be. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will,

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

as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Trustee (the "Special Record Date"), notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable.

     Notwithstanding anything else contained herein, if this Note is a Global Security as specified on the face hereof and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

     Subject to the immediately preceding paragraph, payment of the principal of, premium, if any, and interest on this Note at Maturity will be made in immediately available funds upon presentation of this Note at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on this Note (other than at Maturity) will be made at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City and State of New York or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee (as defined below) for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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

     This Note is one of a duly authorized series of Securities (herein called the "Notes") of the Company issued and to be issued under an Indenture dated as of February 6, 2002, as amended by the First Supplemental Indenture thereto dated as of February 6, 2002 (as so amended and as the same may be further amended from time to time, the "Indenture"), between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Bank of New York shall act as Trustee with respect to the Notes (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

     The Notes are issuable only in registered form without coupons, in denominations of $1,000 and integral multiples of $1,000thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the holder surrendering the same.

     If this Note is a Global Security, this Note is exchangeable for certificated Notes only under the circumstances set forth in the Indenture.

     This Note is not subject to any sinking fund and is not redeemable or repayable prior to Stated Maturity.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     As provided in and subject to the provisions of the Indenture, the holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless: (i) such holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, specifying such Event of Default; (ii) the holders of not less than 25% in principal amount of the

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

Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against th costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute such any such action, suit or proceeding and (v) during such 60 day period, the holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder of the Note or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than certain exchanges pursuant to the Indenture.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, any Paying Agent and any Security Registrar may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the

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

Indenture, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.


                                            GABELLI ASSET MANAGEMENT INC.


                                            By:____________________________
                                            Name:
                                            Title:








Attest:



By:____________________________
Name:
Title:












[Senior Note]

                          CERTIFICATE OF AUTHENTICATION


     This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.



                                            THE BANK OF NEW YORK,
                                            as Trustee


                                            By:____________________________
                                                   Authorized Officer



Dated:

                            ASSIGNMENT/TRANSFER FORM

         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)

---------------------------------------------------------------------

---------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________ attorney to transfer said Note on the books of the Company with full power of substitution in he premises.


Dated:_____________                               ________________________

                                                  NOTICE: The signature of the
                                                  registered Holder to this
                                                  assignment must correspond
                                                  with the name as written upon
                                                  the face of the within
                                                  instrument in every
                                                  particular, without alteration
                                                  or enlargement or any change
                                                  whatsoever.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM:      as tenants in common

         UNIF GIFT MIN ACT:                 ___________ Custodian ___________
                                            (Cust)              (Minor)
                                            Under Uniform Gifts to Minors Act

                                            _________________________________
                                                         (State)

         TEN ENT: as tenants by the entireties

         JT TEN: as joint tenants with right of survivorship and not as tenants in common

         Additional abbreviations may also be used though not in the above list.